UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

MACQUARIE INFRASTRUCTURE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2018 MIC Thermal Power Holdings, LLC (“Seller”), a wholly-owned subsidiary of Macquarie Infrastructure Corporation (“MIC”), entered into a purchase and sale agreement (the “Agreement”) to sell 100% of the Bayonne Energy Center power generation facility (“BEC”) in Bayonne, New Jersey to NHIP II Bayonne Holdings LLC (“Buyer”). Subject to the terms and conditions of the Agreement, Buyer will purchase from Seller 100% of the equity interests of Thermal Bayonne Holdings, LLC, the wholly-owned subsidiary of Seller that holds BEC, for approximately $656,500,000 in cash and the assumption of approximately $243,500,000 of debt, subject to adjustment based on working capital and debt balances at the effective date.

The Agreement includes customary representations, warranties and covenants by the parties and customary closing conditions, including receipt of approval by the Federal Energy Regulatory Commission and the State of New York Public Service Commission and the expiration or early termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Agreement also contains customary pre-closing covenants, including the obligation of Seller to operate in the ordinary course of business consistent with past practice and to refrain from taking certain specified actions without the consent of Buyer.

The sale is expected to close in the fourth quarter of 2018, subject to satisfaction of the closing conditions. If the Agreement is terminated by Seller due to certain uncured breaches of the Agreement by Buyer, Seller shall be entitled to receive as liquidated damages a reverse termination fee in the amount of $65,650,000.

Buyer and Seller have agreed to indemnify each other for breaches of representations, warranties and covenants in the Agreement, subject to certain exceptions and limitations. MIC will guarantee Seller’s payment and certain post-closing indemnity obligations under the Agreement.

Item 7.01	Regulation FD Disclosure.

On July 29, 2018 MIC issued a press release announcing the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Macquarie Infrastructure Corporation, dated July 29, 2018.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Macquarie Infrastructure Corporation, dated July 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2018

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title Chief Executive Officer